Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

1-800-FLOWERS.COM, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-54590, 333-119999, 333-164727 and 333-192304) of 1-800-FLOWERS.COM, Inc. and Subsidiaries of our report dated October 29, 2020, relating to the financial statements of PersonalizationMall.com, LLC, which appear in this Form 8K/A.

/s/ BDO USA, LLP

Carle Place, NY

October 29, 2020